UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 15, 2009
RXI PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33958	20-8099512

(State or other jurisdiction of	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
60 Prescott Street, Worcester, MA 01605
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (508) 767-3861
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
(d) On January 15, 2009, the board of directors (the “Board”) of RXi Pharmaceuticals Corporation (the “Company”) appointed Dr. Rudolph Nisi as a Class I director with a term expiring at the 2011 annual meeting of stockholders of the Company, filling a vacancy that was created when the Board voted to increase the size of the Board to six members in accordance with the Company’s by-laws. The appointment of Dr. Nisi as director was not pursuant to any agreement or understanding between Dr. Nisi and any third party. At the time of his appointment to the Board, Dr. Nisi was not appointed to serve on any committee of the Board.
     A copy of the press release issued in connection with appointment of Dr. Nisi is being filed as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press Release issued by RXi Pharmaceuticals Corporation on January 22, 2009.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RXI PHARMACEUTICALS CORPORATION

Date: January 22, 2008	By:	/s/ Stephen J. DiPalma

	Name:	Stephen J. DiPalma
	Title:	Chief Financial Officer

Index to Exhibits
99.1	Press Release issued by RXi Pharmaceuticals Corporation on January 22, 2009.